As filed with the Securities and Exchange Commission on June 6, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tyson Foods, Inc.*

(Exact name of registrant as specified in its charter)

Delaware	71-0225165
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2200 Don Tyson Parkway,

Springdale, Arkansas 72762-6999,

(479) 290-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David L. Van Bebber

Executive Vice President and General Counsel

Tyson Foods, Inc.

2200 Don Tyson Parkway

Springdale, Arkansas 72762-6999

(479) 290-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Paul L. Choi, Esq.

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

(312) 853-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

*	Includes certain subsidiaries of Tyson Foods, Inc. identified below in the Table of Additional Registrants.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/Proposed maximum offering price per unit/ Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Debt Securities	—	—
Guarantees(3)	—	—

(1)	An indeterminate amount of debt securities to be offered at indeterminate prices is being registered pursuant to this Registration Statement.
(2)	In reliance on and in accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.
(3)	Guarantees of Tyson Foods, Inc.’s debt securities by its subsidiaries listed below in the Table of Additional Registrants. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is required for the guarantees.

Table of Additional Registrants

Name*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Carolina Brand Foods, LLC	North Carolina	73-1606670
CBFA Management Corp.	Delaware	76-0567117
Central Industries, Inc.	Mississippi	64-0428364
Cobb-Vantress, Inc.	Delaware	71-0628109
DFG Foods, Inc.	Delaware	74-2893128
DFG Foods, L.L.C.	Oklahoma	74-2894063
Foodbrands America, Inc.	Delaware	13-2535513
Foodbrands Supply Chain Services, Inc.	Delaware	48-1121753
Global Employment Services, Inc.	Delaware	71-0739491
Hudson Midwest Foods, Inc.	Nebraska	52-1997501
IBP Foodservice, L.L.C.	Delaware	91-1789835
IBP Redevelopment Corporation	Missouri	46-0455996
Madison Foods, Inc.	Delaware	47-0813194
National Comp Care Inc.	Delaware	71-0773608
New Canada Holdings, Inc.	Delaware	32-0216754
Oaklawn Capital Corporation	Delaware	71-0781139
PBX, inc.	Delaware	47-0557612
Rural Energy Systems, Inc.	Delaware	47-0681092
Texas Transfer, Inc.	Texas	47-0706817
The Bruss Company	Illinois	36-2338268
The IBP Foods Co.	Delaware	46-0453283
The Pork Group, Inc.	Delaware	71-0815074
TyNet Corporation	Delaware	71-0773610
Tyson Breeders, Inc.	Delaware	62-0852669
Tyson Chicken, Inc.	Delaware	71-0802999
Tyson Deli, Inc.	Delaware	42-1233965
Tyson Farms, Inc.	North Carolina	56-0754148
Tyson Fresh Meats, Inc.	Delaware	71-0857514
Tyson Hog Markets, Inc.	Delaware	36-2747500
Tyson International Holding Company	Delaware	71-0761250
Tyson International Service Center, Inc.	Delaware	47-6078636
Tyson International Service Center, Inc. Asia	Delaware	47-0705297
Tyson International Service Center, Inc. Europe	Delaware	47-0705298
Tyson Mexican Original, Inc.	Delaware	71-0815084
Tyson of Wisconsin, LLC	Delaware	47-0728180
Tyson Pet Products, Inc.	Delaware	20-3651396
Tyson Poultry, Inc.	Delaware	71-0815087
Tyson Prepared Foods, Inc.	Delaware	48-1175514
Tyson Processing Services, Inc.	Delaware	91-1853538
Tyson Receivables Corporation	Delaware	36-4469996
Tyson Refrigerated Processed Meats, Inc.	Delaware	51-0392340
Tyson Sales and Distribution, Inc.	Delaware	71-0815086
Tyson Service Center Corp.	Delaware	47-0610095
Tyson Shared Services, Inc.	Delaware	71-0815073
WBA Analytical Laboratories, Inc.	Delaware	27-0434040
Wilton Foods, Inc.	New York	13-2506547
Zemco Industries, Inc.	Delaware	11-2204462

*	The address for each additional registrant’s principal executive office (except for Cobb Vantress, Inc.) is 2200 Don Tyson Parkway, Springdale, Arkansas 72762-6999, and the telephone number for the additional registrant’s principal executive office is (479) 290-4000. The address for the principal executive office of Cobb Vantress, Inc. is 20634 HWY 412, Siloam Springs, Arkansas 72761, Tel. (479) 524-3166.

PROSPECTUS

Tyson Foods, Inc.

Debt Securities

Guarantees

We may offer debt securities and related guarantees by one or more of our wholly-owned domestic subsidiaries from time to time in one or more series. We will provide specific terms of any offering of these debt securities and any related guarantees, together with the terms of the offering, the public offering price and our net proceeds from the sale thereof, in supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest.

We may sell these debt securities and any related guarantees on a continuous or delayed basis through one or more agents, dealers or underwriters as designated from time to time, or directly to purchasers or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of debt securities and any related guarantees. If any agents, dealers or underwriters are involved in the sale of any debt securities and any related guarantees, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of debt securities and any related guarantees will be the public offering price of those debt securities less the applicable discount, in the case of an offering made through an underwriter, or the purchase price of those debt securities less the applicable commission, in the case of an offering through an agent, and, in each case, less other expenses payable by us in connection with the issuance and distribution of those debt securities and any related guarantees.

Investing in our securities involves risks. You should carefully consider the information referred to under the heading “Risk Factors” on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 6, 2012.

Prospectus

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including the information incorporated or deemed to be incorporated by reference herein or any free writing prospectus that we prepare and distribute. We have not authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus, the accompanying prospectus supplement or any such free writing prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof, that the information contained herein is correct as of any time subsequent to its date, or that any information incorporated or deemed to be incorporated by reference herein is correct as of any time subsequent to its date.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the “Securities Act.” Under the automatic shelf process, we may, over time, sell the debt securities and any related guarantees described in this prospectus or in any applicable prospectus supplement in one or more offerings. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in or incorporated by reference into this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the debt securities and any related guarantees we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the debt securities and related guarantees we may offer. Each time we sell debt securities, we will provide a prospectus supplement that contains specific information about the terms of those debt securities and any related guarantees. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the documents incorporated and deemed to be incorporated by reference in this prospectus and the additional information described below under the heading “Where You Can Find More Information.”

Unless otherwise indicated, references in this prospectus to the terms “we,” “us,” the “Company” or “Tyson” mean Tyson Foods, Inc. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our Class A common stock is listed and traded on the New York Stock Exchange, or “NYSE.” You may also inspect the information we file with the SEC at the NYSE’s offices at 20 Broad Street, New York, New York 10005. Information about us, including certain SEC filings, is also available at our website at http://ir.tyson.com. However, the information on our website is not a part of this prospectus or any accompanying prospectus supplement.

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated or deemed to be incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus.

We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” prior to the termination of the offering under this prospectus (provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Annual Report on Form 10-K for the fiscal year ended October 1, 2011;

•	Quarterly Reports on Form 10-Q for the quarters ended December 31, 2011 and March 31, 2012; and

•	Current Reports on Form 8-K filed with the SEC on November 18, 2011 and February 7, 2012.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:

Investor Relations Department

Tyson Foods, Inc.

2200 Don Tyson Parkway

Springdale, AR 72762-6999

(479) 290-4524

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference a number of forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend” and similar expressions. Such forward-looking statements include, but are not limited to, our current views and estimates of our outlook for our 2012 fiscal year, other future economic circumstances, industry conditions in domestic and international markets, our performance and financial results (e.g., debt levels, return on invested capital, value-added product growth, capital expenditures, tax rates, access to foreign markets and dividend policy). These forward-looking statements are subject to a number of factors and uncertainties that could cause our actual results and experiences to differ materially from anticipated results and expectations expressed in such forward-looking statements. We wish to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Among the factors that may cause actual results and experiences to differ from anticipated results and expectations expressed in such forward-looking statements are the following: (i) the effect of, or changes in, general economic conditions; (ii) fluctuations in the cost and availability of inputs and raw materials, such as live cattle, live swine, feed grains (including corn and soybean meal) and energy; (iii) market conditions for finished products, including competition from other global and domestic food processors, supply and pricing of competing products and alternative proteins and demand for alternative proteins; (iv) successful rationalization of existing facilities and operating efficiencies of the facilities; (v) risks associated with our commodity purchasing activities; (vi) access to foreign markets together with foreign economic conditions, including currency fluctuations, import/export restrictions and foreign politics; (vii) outbreak of a livestock disease (such as avian influenza (AI) or bovine spongiform encephalopathy (BSE)), which could have an adverse effect on livestock we own, the availability of livestock we purchase, consumer perception of certain protein products or our ability to access certain domestic and foreign markets; (viii) changes in availability and relative costs of labor and contract growers and our ability to maintain good relationships with employees, labor unions, contract growers and independent producers providing us livestock; (ix) issues related to food safety, including costs resulting from product recalls, regulatory compliance and any related claims or litigation; (x) changes in consumer preference and diets and our ability to identify and react to consumer trends; (xi) significant marketing plan changes by large customers or loss of one or more large customers; (xii) adverse results from litigation; (xiii) risks associated with leverage, including cost increases due to rising interest rates or changes in debt ratings or outlook; (xiv) compliance with and changes to regulations and laws (both domestic and foreign), including changes in accounting standards, tax laws, environmental laws, agricultural laws and occupational, health and safety laws; (xv) our ability to make effective acquisitions or joint ventures and successfully integrate newly acquired businesses into existing operations; (xvi) effectiveness of our advertising and marketing programs; (xvii) our renewable energy ventures and other initiatives might not be successful; and (xviii) those factors listed under Item 1A. “Risk Factors” included in our Annual Report filed on Form 10-K for the fiscal year ended October 1, 2011 and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You should refer to the “Risk Factors” section of this prospectus and to the Company’s periodic and current reports filed with the SEC for specific risks which would cause actual results to be significantly different from those expressed or implied by these forward-looking statements. It is not possible to identify all of the risks, uncertainties and other factors that may affect future results. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Accordingly, readers of this prospectus are cautioned not to place undue reliance on the forward-looking statements.

THE COMPANY

Founded in 1935, Tyson Foods, Inc. and its subsidiaries are one of the world’s largest meat protein companies and the second-largest food production company in the Fortune 500 with one of the most recognized brand names in the food industry. We produce, distribute and market chicken, beef, pork, prepared foods and related allied products. Our operations are conducted in four segments: Chicken, Beef, Pork and Prepared Foods. Some of the key factors influencing our business are customer demand for our products; the ability to maintain and grow relationships with customers and introduce new and innovative products to the marketplace; accessibility of international markets; market prices for our products; the cost of live cattle and hogs, raw materials, grain and feed ingredients; and operating efficiencies of our facilities.

We operate a fully vertically integrated poultry production process. Our integrated operations consist of breeding stock, contract growers, feed production, processing, further-processing, marketing and transportation of chicken and related allied products, including animal and pet food ingredients. Through our wholly-owned subsidiary, Cobb-Vantress, Inc., we are one of the leading poultry breeding stock suppliers in the world. Investing in breeding stock research and development allows us to breed into our flocks the characteristics found to be most desirable.

We also process live fed cattle and hogs and fabricate dressed beef and pork carcasses into primal and sub-primal meat cuts, case ready beef and pork and fully-cooked meats. In addition, we derive value from allied products such as hides and variety meats sold to further processors and others.

We produce a wide range of fresh, value-added, frozen and refrigerated food products. Our products are marketed and sold primarily by our sales staff to grocery retailers, grocery wholesalers, meat distributors, warehouse club stores, military commissaries, industrial food processing companies, chain restaurants or their distributors, international export companies and domestic distributors who serve restaurants, foodservice operations such as plant and school cafeterias, convenience stores, hospitals and other vendors. Additionally, sales to the military and a portion of sales to international markets are made through independent brokers and trading companies.

We commenced business in 1935, were incorporated in Arkansas in 1947, and were reincorporated in Delaware in 1986. Our Class A common stock is traded on the New York Stock Exchange under the symbol “TSN.” Our principal executive office is located at 2200 Don Tyson Parkway, Springdale, Arkansas 72762-6999, and our telephone number at that address is (479) 290-4000. Our website is located at http://www.tyson.com. Information on our website is not part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

An investment in our debt securities involves significant risks. Before purchasing any debt securities and any related guarantees, you should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the fiscal year ended October 1, 2011, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. Our business, financial position, results of operations or liquidity could be adversely affected by any of these risks.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the debt securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested prior to use.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated:

	Six Months Ended March 31, 2012	Fiscal Years
		2011	2010	2009		2008	2007
Ratio of earnings to fixed charges(a)	4.57x	4.50x	4.32x	(b	)	1.57x	2.48x

(a)	For purposes of calculating our ratio of earnings to fixed charges, “earnings” consist of income (loss) from continuing operations before income taxes plus fixed charges and amortization of capitalized interest, and less capitalized interest. “Fixed charges” consist of (i) interest expense, (ii) capitalized interest, (iii) amortization of debt discount expense and (iv) the portion of rental expense representative of interest costs (which we estimate to be one-third of rental expense).
(b)	Earnings were insufficient to cover our fixed charges by $542 million in our 2009 fiscal year due to the recording of a $560 million non-tax deductible charge related to a Beef segment goodwill impairment and a $15 million pretax charge related to closing a prepared foods plant.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be issued under an indenture dated as of June 1, 1995, as supplemented (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank, N.A.)), as Trustee (the “Trustee”). The following statements are subject to the detailed provisions of the Indenture. We have filed a copy of the Indenture as an exhibit to the registration statement of which this prospectus is a part. The Indenture is also available for inspection at the office of the Trustee. Section references are to the Indenture. The following summarizes the material terms of the Indenture; however, the following summaries of certain provisions of the Indenture are not complete. Wherever particular provisions of the Indenture are referred to, such provisions, including definitions of certain terms, are incorporated by reference as part of such summaries or terms, which are qualified in their entirety by such reference to the provisions of the Indenture. Definitions of certain terms used in this “Description of Debt Securities” may be found below under “—Certain Definitions.” In this “Description of Debt Securities,” unless otherwise indicated, “we,” “us,” “our,” “the Company” and similar words refer to Tyson Foods, Inc. and not any of its subsidiaries.

General

The Indenture does not limit the aggregate principal amount of debt securities which may be issued under the Indenture and provides that the debt securities may be issued from time to time in one or more series, as authorized from time to time by our Board of Directors, any committee of our Board of Directors or any duly authorized officer. The debt securities will be direct, unsecured and unsubordinated obligations of the Company and will rank on a parity with our other unsecured and unsubordinated indebtedness. The debt securities will be effectively subordinated to our senior secured indebtedness to the extent of the value of the collateral securing such indebtedness. Except as described under “Certain Covenants,” the Indenture does not limit other indebtedness or securities which may be incurred or issued by the Company or any of its subsidiaries or contain financial or similar restrictions on the Company or any of its subsidiaries. The Company’s rights and the rights of its creditors, including holders of debt securities, to participate in any distribution of assets of any subsidiary upon the latter’s liquidation or reorganization or otherwise are effectively subordinated to the claims of the subsidiary’s creditors, except to the extent that the Company or any of its creditors may itself be a creditor of that subsidiary.

The debt securities may be guaranteed by one or more of the wholly-owned domestic subsidiaries of the Company (each a “Subsidiary Guarantor”), as described in the applicable prospectus supplement that accompanies this prospectus. Each guarantee of the debt securities will be a general obligation of the Subsidiary Guarantor and will rank on a parity with the other unsecured and unsubordinated indebtedness of the Subsidiary Guarantor. The guarantees will be effectively subordinated to any secured indebtedness of the Subsidiary Guarantors, to the extent of the value of the collateral securing such indebtedness.

The particular terms of a series of debt securities will be set forth in an officers’ certificate or supplemental indenture, and described in the applicable prospectus supplement. We urge you to read the Indenture as supplemented by any officers’ certificate or supplemental indenture because the Indenture, as supplemented, and not this section, defines your rights as a holder of the debt securities.

The prospectus supplement which accompanies this prospectus sets forth where applicable the following terms of and information relating to the debt securities in respect of which this prospectus is being delivered (“Offered Securities”) offered by the prospectus supplement:

•	the designation of the Offered Securities;

•	the aggregate principal amount of the Offered Securities;

•	the date or dates on which principal of, and premium, if any, on the Offered Securities is payable;

•

the rate or rates at which the Offered Securities shall bear interest, if any, or the method by which such rate shall be determined, and the basis on which interest shall be calculated if other than a 360-day year consisting of twelve 30-day months, the date or dates from which such interest will accrue and on which such interest will be payable and the related record dates;

•	if the Offered Securities will be guaranteed by one or more of the subsidiaries of the Company;

•	if other than the offices of the Trustee, the place where the principal of and any premium or interest on the Offered Securities will be payable;

•	any redemption, repayment or sinking fund provisions;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations in which the Offered Securities will be issuable;

•	if other than the principal amount of such debt security, the portion of the principal amount due upon acceleration;

•	if other than U.S. dollars, the currency or currencies (including composite currencies) in which the Offered Securities are denominated or payable;

•	whether the Offered Securities shall be issued in the form of a global security or securities;

•	any other specific terms of the Offered Securities; and

•	the identity of any trustees, depositories, authenticating or paying agents, transfer agents or registrars with respect to the Offered Securities. (Section 2.3)

The debt securities will be issued either in certificated, fully registered form, without coupons, or as global securities under a book-entry system, as specified in the accompanying prospectus supplement. See “—Book-Entry System.”

Unless otherwise specified in the accompanying prospectus supplement, principal and premium, if any, will be payable, and the debt securities will be transferable and exchangeable without any service charge, at the office of the Trustee. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any such transfer or exchange. (Sections 2.7, 4.1 and 4.2)

Unless otherwise specified in the accompanying prospectus supplement, interest on any series of debt securities will be payable on the interest payment dates set forth in the accompanying prospectus supplement to the persons in whose names the debt securities are registered at the close of business on the related record date and will be paid, at the option of the Company, by wire transfer or by checks mailed to such persons. (Sections 2.7 and 4.1)

If the debt securities are issued as Original Issue Discount Securities (as defined in the Indenture) bearing no interest or interest at a rate which at the time of issuance is below market rates and are to be sold at a substantial discount below their stated principal amount, the federal income tax consequences and other special considerations applicable to such Original Issue Discount Securities will be generally described in the prospectus supplement.

Unless otherwise described in the accompanying prospectus supplement, there are no covenants or provisions contained in the Indenture which afford the holders of the debt securities protection in the event of a highly leveraged transaction involving the Company. Reference is made to the applicable prospectus supplement for information with respect to any additions to, or modifications or deletions of, the events of default or covenants described below.

Book-Entry System

The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities. Global debt securities will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the series. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

We anticipate that global debt securities will be deposited with, or on behalf of, The Depository Trust Company, or “DTC,” New York, New York and that global debt securities will be registered in the name of DTC’s nominee, Cede & Co. We also anticipate that the following provisions will apply to the depository arrangements with respect to global debt securities. Additional or differing terms of the depository arrangements will be described in the applicable prospectus supplement.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by New York Stock Exchange LLC, NYSE Amex LLC and Financial Industry Regulatory Authority, Inc. (FINRA). Access to the DTC system is also available to others, sometimes referred to in this prospectus as indirect participants, that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. Indirect participants include securities brokers and dealers, banks and trust companies. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of the actual purchaser or beneficial owner of a debt security is, in turn, recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased the debt securities. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities, unless use of the book-entry system for the debt securities is discontinued or in other limited circumstances.

To facilitate subsequent transfers, all debt securities deposited by participants with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited. Those participants may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices shall be sent to DTC or its nominee. If less than all of the debt securities of a series are being redeemed, DTC will reduce the amount of the interest of each direct participant in the debt securities under its procedures.

In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. will give consents for or vote the global debt securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the debt securities are credited on the record date identified in a listing attached to the omnibus proxy.

Principal and premium, if any, and interest, if any, on the global debt securities will be paid to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date unless DTC has reason to believe that it will not receive payments on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any legal requirements in effect from time to time. Payment of principal, premium, if any, and interest, if any, to Cede & Co. is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except as described in this prospectus, beneficial owners of interests in a global debt security will not be entitled to have debt securities registered in their names and will not receive physical delivery of debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the debt securities and the Indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in global debt securities.

DTC is under no obligation to provide its services as depositary for the debt securities of any series and may discontinue providing its services at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. As noted above, beneficial owners of debt securities generally will not receive certificates representing their ownership interests in the debt securities. However, if

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global debt securities of any series or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed within 90 days of the notification or of our becoming aware of DTC’s ceasing to be so registered, as the case may be,

•	we determine, in our sole discretion, not to have the debt securities of any series represented by one or more global debt securities, or

•	an Event of Default under the Indenture has occurred and is continuing with respect to the debt securities of any series,

we will prepare and deliver certificates for the debt securities of that series in exchange for beneficial interests in the global debt securities. Any beneficial interest in a global debt security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for debt securities in definitive certificated form registered in the names that the depositary shall direct. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global debt securities.

We obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Certain Covenants

Restrictions on Liens. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary (as defined below) to, create, incur or suffer to exist any mortgage or pledge, as security for any indebtedness, on or of any shares of stock, indebtedness or other obligations of a Subsidiary (as defined below) or any Principal Property (as defined below) of the Company or a Restricted Subsidiary, whether such shares of stock, indebtedness or other obligations of a Subsidiary or Principal Property is owned at the date of the Indenture or acquired after the date of the Indenture, unless the Company secures or causes such Restricted Subsidiary to secure the outstanding debt securities equally and ratably with all indebtedness secured by such mortgage or pledge, so long as such indebtedness shall be so secured. This covenant will not apply in the case of:

(i) the creation of any mortgage, pledge or other lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property acquired after the date of the Indenture (including acquisitions by way of merger or consolidation) by the Company or a Restricted Subsidiary contemporaneously with such acquisition, or within 180 days after such acquisition, to secure or provide for the payment or financing of any part of the purchase price of such acquisition, or the assumption of any mortgage, pledge or other lien upon any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property acquired after the date of the Indenture existing at the time of such acquisition, or the acquisition of any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property subject to any mortgage, pledge or other lien without the assumption of such mortgage, pledge or other liens, provided that every such mortgage, pledge or lien referred to in this clause (i) will attach only to the shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property so acquired and fixed improvements on such Principal Property;

(ii) any mortgage, pledge or other lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property existing at the date of this Indenture;

(iii) any mortgage, pledge or other lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property in favor of the Company or any Restricted Subsidiary;

(iv) any mortgage, pledge or other lien on Principal Property being constructed or improved securing loans to finance such construction or improvements;

(v) any mortgage, pledge or other lien on shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property incurred in connection with the issuance of tax-exempt governmental obligations; and

(vi) any renewal of or substitution for any mortgage, pledge or other lien permitted by any of the preceding clauses (i) through (v),

provided, in the case of a mortgage, pledge or other lien permitted under clause (i), (ii) or (iv), the indebtedness secured is not increased nor the lien extended to any additional shares of stock, indebtedness or other obligations of a Subsidiary or any additional Principal Property.

Notwithstanding the foregoing, the Company or any Restricted Subsidiary may create or assume liens in addition to those permitted by this paragraph, and renew, extend or replace such liens, provided that at the time of such creation, assumption, renewal, extension or replacement, and after giving effect to such creation, assumption, renewal, extension or replacement, Exempted Debt (as defined below) does not exceed 10% of Consolidated Net Tangible Assets (as defined below). (Section 4.3)

Restrictions on Sale and Lease-Back Transactions. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, sell or transfer, directly or indirectly, except to the Company or a Restricted Subsidiary, any Principal Property as an entirety, or any substantial portion of such property, with the intention of taking back a lease of such property, except a lease for a period of three years or less at the end of which it is intended that the use of such property by the lessee will be discontinued; provided that, notwithstanding the foregoing, the Company or any Restricted Subsidiary may sell any such Principal Property and lease it back for a longer period (i) if the Company or such Restricted Subsidiary would be entitled, pursuant to the provisions described above under “Restrictions on Liens,” to create a mortgage on the property to be leased securing Funded Debt (as defined below) in an amount equal to the Attributable Debt (as defined below) with respect to such sale and lease-back transaction without equally and ratably securing the outstanding debt securities or (ii) if (A) the Company promptly informs the Trustee of such transaction, (B) the net proceeds of such transaction are at least equal to the fair value (as determined by board resolution of the Company) of such property and (C) the Company causes an amount equal to the net proceeds of the sale to be applied to the retirement, within 180 days after receipt of such proceeds, of Funded Debt incurred or assumed by the Company or a Restricted Subsidiary (including the debt securities); provided further that, in lieu of applying all of or any part of such net proceeds to such retirement, the Company may, within 75 days after such sale, deliver or cause to be delivered to the applicable trustee for cancellation either debentures or notes evidencing Funded Debt of the Company (which may include the outstanding debt securities) or of a Restricted Subsidiary previously authenticated and delivered by the applicable trustee, and not previously tendered for sinking fund purposes or called for a sinking fund or otherwise applied as a credit against an obligation to redeem or retire such notes or debentures, and an officers’ certificate (which will be delivered to the Trustee and each paying agent and which need not contain the statements prescribed by the second paragraph of Section 10.4 of the Indenture) stating that the Company elects to deliver or cause to be delivered such debentures or notes in lieu of retiring Funded Debt as provided in the Indenture. If the Company shall so deliver debentures or notes to the applicable trustee and the Company shall duly deliver such officers’ certificate, the amount of cash which the Company will be required to apply to the retirement of Funded Debt under this provision of the Indenture shall be reduced by an amount equal to the aggregate of the then applicable optional redemption prices (not including any optional sinking fund redemption prices) of such debentures or notes or, if there are no such redemption prices, the principal amount of such debentures or notes; provided, that in the case of debentures or notes which provide for an amount less than the principal amount of such debentures or notes to be due and payable upon a declaration of the maturity of such debentures or notes, such amount of cash shall be reduced by the amount of principal of such debentures or notes that would be due and payable as of the date of such application upon a declaration of acceleration of the maturity of such debentures or notes pursuant to the terms of the Indenture pursuant to which such debentures or notes were issued. Notwithstanding the foregoing, the Company or any Restricted Subsidiary may enter into sale and lease-back transactions in addition to those permitted by this paragraph and without any obligation to retire any outstanding debt securities or other Funded Debt, provided that at the time of entering into such sale and lease-back transactions and after giving effect to such transactions, Exempted Debt does not exceed 10% of Consolidated Net Tangible Assets. (Section 4.4)

Certain Definitions

The term “Attributable Debt” as defined in the Indenture means, as to any particular lease under which any Person (as defined in the Indenture) is at the time liable, other than a capital lease, and at any date as of which the amount of such lease is to be determined, the total net amount of rent required to be paid by such Person under such lease during the initial term of such lease as determined in accordance with generally accepted accounting principles, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a capital lease with like term in accordance with generally accepted accounting principles. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. “Attributable Debt” means, as to a capital lease under which any Person is at the time liable and at any date as of which the amount of such lease is to be determined, the capitalized amount of such lease that would appear on the face of a balance sheet of such Person in accordance with generally accepted accounting principles.

The term “Consolidated Net Tangible Assets” as defined in the Indenture means the excess over the current liabilities of the Company of all of its assets as determined by the Company and as would be set forth in a consolidated balance sheet of the Company and its Subsidiaries, on a consolidated basis, in accordance with generally accepted accounting principles as of a date within 90 days of the date of such determination, after deducting goodwill, trademarks, patents, other like intangibles and minority interests of others.

The term “Exempted Debt” as defined in the Indenture means the sum, without duplication, of the following items outstanding of the date Exempted Debt is being determined:

(i) indebtedness of the Company and its Restricted Subsidiaries incurred after the date of the Indenture and secured by liens created, assumed or otherwise incurred or permitted to exist pursuant to the provision described in the last sentence under “Certain Covenants—Restrictions on Liens” and

(ii) Attributable Debt of the Company and its Restricted Subsidiaries in respect of all sale and lease-back transactions with regard to any Principal Property entered into pursuant to the provision described in the last sentence under “—Certain Covenants—Restrictions on Sale and Lease-Back Transactions.”

The term “Funded Debt” as defined in the Indenture means all indebtedness for money borrowed, including purchase money indebtedness, having a maturity of more than one year from the date of its creation or having a maturity of less than one year but by its terms being renewable or extendible, at the option of the obligor in respect of such indebtedness, beyond one year from its creation.

The term “Principal Property” as defined in the Indenture means:

(i) land, land improvements, buildings and associated factory equipment owned or leased pursuant to a capital lease and used by the Company or a Restricted Subsidiary primarily for processing, producing, packaging or storing its products, raw materials, inventories or other materials and supplies and located within the United States of America and having an acquisition cost plus capitalized improvements in excess of 1% of Consolidated Net Tangible Assets as of the date of such determination;

(ii) certain property referred to in the Indenture; and

(iii) any asset held by Tyson Holding Company (which was subsequently merged with and into Tyson Foods, Inc.)

but shall not include any such property or assets described in clauses (i), (ii) or (iii) that is financed through the issuance of tax exempt governmental obligations, or any such property or assets that has been determined by board resolution of the Company not to be of material importance to the respective businesses conducted by the Company or such Restricted Subsidiary, effective as of the date such resolution is adopted.

The term “Restricted Subsidiary” as defined in the Indenture means any Subsidiary organized and existing under the laws of the United States of America and the principal business of which is carried on within the United States of America which owns or is a lessee pursuant to a capital lease of any Principal Property or owns shares of capital stock or indebtedness of another Restricted Subsidiary other than:

(i) each Subsidiary the major part of whose business consists of finance, banking, credit, leasing, insurance, financial services or other similar operations, or any combination of such operations; and

(ii) each Subsidiary formed or acquired after the date of the Indenture for the purpose of acquiring the business or assets of another person and which does not acquire all or any substantial part of the business or assets of the Company or any Restricted Subsidiary;

provided, however, the Board of Directors of the Company may declare any such Subsidiary to be a Restricted Subsidiary effective as of the date such resolution is adopted.

The term “Subsidiary” as defined in the Indenture means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock (as defined in the Indenture) is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

Restrictions on Consolidations, Mergers and Sales of Assets

The Indenture provides that the Company will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation with or merger with or into a Subsidiary) or permit any Person to merge with or into the Company unless:

(a) either

(i) the Company will be the continuing Person or

(ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction of the United States of America and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the debt securities and the Company shall have delivered to the Trustee an opinion of counsel stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with; and

(b) immediately after giving effect to such transaction, no Default (as defined in the Indenture) shall have occurred and be continuing. (Section 5.1)

Events of Default

An “Event of Default,” as defined in the Indenture and applicable to debt securities, will occur with respect to the debt securities of any series if:

(a) the Company defaults in the payment of the principal of any debt security of such series when the same becomes due and payable at maturity, upon acceleration, redemption, mandatory repurchase or otherwise;

(b) the Company defaults in the payment of interest on any debt security of such series when the same becomes due and payable, and such default continues for a period of 30 days;

(c) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture with respect to the debt securities of such series and such default or breach continues for a period of 30 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders (as defined in the Indenture) of 25% or more in aggregate principal amount of the debt securities of such series;

(d) an involuntary case or other proceeding shall be commenced against the Company with respect to it or its debts under any bankruptcy, insolvency or other similar law seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company under the federal bankruptcy laws;

(e) the Company

(i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law, or consents to the entry of an order for relief in an involuntary case under any such law,

(ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or for all or substantially all of the property and assets of the Company or

(iii) effects any general assignment for the benefit of creditors; or

(f) any other Events of Default set forth in the applicable prospectus supplement occurs. (Section 6.1)

The Indenture provides that if an Event of Default described in clauses (a), (b), (c) or (f) above (if such Event of Default under clause (c) or (f) is with respect to one or more but not all series of debt securities then outstanding) occurs and is continuing, then, and in each and every such case, except for any series of debt securities the principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the debt securities of each such series then outstanding under the Indenture (each such series voting as a separate class) by notice in writing to the Company (and to the Trustee if given by Holders), may declare the entire principal (or, if the debt securities of any such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series and set forth in the applicable prospectus supplement) of all debt securities of all such series, and the interest accrued on such debt securities, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clause (c) or (f) occurs and is continuing with respect to all series of debt securities then outstanding, then and in each and every such case, unless the principal of all the debt securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all the debt securities then outstanding under the Indenture (treated as one class), by notice in writing to the Company (and to the Trustee if given by Holders), may declare the entire principal (or, if any debt securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms of such Original Issue Discount Securities and set forth in the applicable prospectus supplement) of all the debt securities then outstanding and interest accrued on such debt securities, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clause (d) or (e) occurs and is continuing, then the principal amount (or, if any debt securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms of such Original Issue Discount Securities and set forth in the applicable prospectus supplement) of all the debt securities then outstanding and interest accrued on such debt securities, if any, shall be and become immediately due and payable, without any notice or other action by any Holder or the Trustee, to the full extent permitted by applicable law.

The provisions described in the paragraph above, however, are subject to the condition that if, at any time after the principal (or, if the debt securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms of such Original Issue Discount Securities and set forth in the applicable prospectus supplement) of the debt securities of any series (or of all the debt securities, as the case may be) shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as provided in the Indenture, the Company will pay or will deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the debt securities of each such series (or of all the debt securities, as the case may be) and the principal of any and all debt securities of each such series (or of all the debt securities, as the case may be) which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest or yield to maturity (in the case of Original Issue Discount Securities) specified in the debt securities of each such series and set forth in the applicable prospectus supplement to the date of such payment or deposit) and such amount as shall be sufficient to cover all amounts owing to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith, and if any and all Events of Default under the Indenture, other than the non-payment of the principal of debt securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided in the Indenture, then and in every such case the Holders of a majority in aggregate principal amount of all the debt securities of each such series, or of all the debt securities, in each case voting as a single class, then outstanding, by written notice to the Company and to the Trustee, may waive all defaults with respect to each such series (or with respect to all the debt securities, as the case may be) and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment will extend to or shall affect any subsequent default or shall impair any right consequent on such default. For all purposes under the Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions described above, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities will be deemed, for all purposes under the Indenture, to be such portion of the principal of such Original Issue Discount Securities as shall be due and payable as a result of such acceleration, and payment of such portion of the principal of such Original Issue Discount Securities as shall be due and payable as a result of such acceleration, together with interest, if any, on such Original Issue Discount Securities and all other amounts owing under the Indenture, shall constitute payment in full of such Original Issue Discount Securities. (Section 6.2)

The Indenture contains a provision under which, subject to the duty of the Trustee during a default to act with the standard of care required by law:

(i) the Trustee may rely and will be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person, and the Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

(ii) before the Trustee acts or refrains from acting, it may require an officers’ certificate or an opinion of counsel, and the Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

(iii) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care;

(iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(v) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders of a majority in principal amount of the outstanding debt securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture; and

(vi) the Trustee may consult with counsel and the written advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it under the Indenture in good faith and in reliance on such advice or opinion. (Section 7.2)

Subject to such provisions in the Indenture for the indemnification of the Trustee and certain other limitations, the Holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series affected (each such series voting as a separate class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, that the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction; and provided further, that the Trustee may take any other action it deems proper that is not inconsistent with any directions received from Holders of debt securities pursuant to this paragraph. (Section 6.5)

The Indenture provides that no Holder of any debt security of any series may institute any proceeding, judicial or otherwise, with respect to the Indenture or the debt securities of such series, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:

(i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the debt securities of such series;

(ii) the Holders of at least 25% in aggregate principal amount of outstanding debt securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture;

(iii) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding debt securities of such series have not given the Trustee a direction that is inconsistent with such written request.

A Holder may not use the Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder. (Section 6.6)

The Indenture contains a covenant that the Company will file annually, not more than 90 days after the end of its fiscal year, with the Trustee a certification from the principal executive officer, principal financial officer or principal accounting officer that a review has been conducted of the activities of the Company and its Subsidiaries and the Company’s and its Subsidiaries’ performance under the Indenture and that the Company has complied with all conditions and covenants under the Indenture. (Section 4.6)

Discharge, Defeasance and Covenant Defeasance

The Indenture provides that, except as provided below, the Company may terminate its obligations under the debt securities of any series and the Indenture with respect to debt securities of such series if:

(i) all debt securities of such series previously authenticated and delivered (other than destroyed, lost or stolen debt securities of such series that have been replaced or debt securities of such series that are fully paid or debt securities of such series for whose payment money or debt securities have previously been held in trust and subsequently repaid to the Company, as provided in the Indenture) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it under the Indenture; or

(ii)(A) the debt securities of such series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Company irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders of such debt securities for that purpose, money or U.S. Government Obligations (as defined in the Indenture) or a combination of money and U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification of such firm delivered to the Trustee), without consideration of any reinvestment, to pay principal of and interest on the debt securities of such series to maturity or redemption, as the case may be, and to pay all other sums payable by it under the Indenture, (C) no default with respect to the debt securities of such series has occurred and is continuing on the date of such deposit, (D) such deposit does not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound and (E) the Company delivers to the Trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

With respect to the foregoing clause (i), only the Company’s obligations under Section 7.7 of the Indenture in respect of the debt securities of such series shall survive. With respect to the foregoing clause (ii), only the Company’s obligations in Sections 2.2 (Execution and Authorization), 2.3 (Amount Unlimited; Issuable in Series), 2.4 (Denomination and Date of Securities; Payments of Interest), 2.5 (Registrar and Paying Agent; Agents Generally), 2.6 (Paying Agent to Hold Money in Trust), 2.7 (Transfer and Exchange), 2.11 (Cancellation), 4.2 (Maintenance of Office or Agency), 7.7 (Compensation and Indemnity), 7.8 (Replacement of

Trustee), 8.5 (Repayment by Company) and 8.6 (Reinstatement) of the Indenture in respect of the debt securities of such series shall survive until the debt securities of such series are no longer outstanding. Once there are no longer any debt securities of a particular series outstanding, only the Company’s obligations in Sections 7.7, 8.5 and 8.6 of the Indenture in respect of the debt securities of such series shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company’s obligations under the debt securities of such series and this Indenture with respect to the debt securities of such series except for those surviving obligations specified above. (Section 8.1)

The Indenture provides that, except as provided below, the Company will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities of any series after the period specified in clause (iv)(2)(z) below of this paragraph, and the provisions of the Indenture will no longer be in effect with respect to the debt securities of such series, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same; provided, that the following conditions shall have been satisfied:

(i) the Company has irrevocably deposited in trust with the Trustee as trust funds solely for the benefit of the Holders for payment of the principal of and interest on the debt securities of such series, money or U.S. Government Obligations or a combination of money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification of such firm delivered to the Trustee) without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect of such funds payable by the Trustee, to pay and discharge the principal of and accrued interest on the outstanding debt securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the Trustee), as the case may be;

(ii) such deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

(iii) no Default (as defined in the Indenture) with respect to the debt securities of such series shall have occurred and be continuing on the date of such deposit or at any time during the period specified in clause (iv)(2)(z) below;

(iv) the Company shall have delivered to the Trustee (1) either (x) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its option under this provision of the Indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised or (y) an opinion of counsel to the same affect as the ruling described in clause (x) above and based on a change in law and (2) an opinion of counsel to the effect that (x) the creation of the defeasance trust does not violate the Investment Company Act of 1940, as amended, (y) the Holders of the debt securities of such series have a valid first priority security interest in the trust funds, and (z) after the passage of 123 days following the deposit (except after one year following the deposit, with respect to any trust funds for the account of any Holder of the debt securities of such series who may be deemed to be an “insider” as to an obligor on the debt securities of such series for purposes of the United States Bankruptcy Code), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (I) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally) or (II) if a court were to rule under any such law in any case or proceeding that the trust funds remained in the property of the Company, to the extent not paid to such Holders, the Trustee will hold, for the benefit of such Holders, a valid and perfected first priority security interest in such trust funds that is not avoidable in bankruptcy or otherwise (except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute) and the Holders of the debt securities of such series will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;

(v) if the debt securities of such series are then listed on a national securities exchange, the Company shall have delivered to the Trustee an opinion of counsel to the effect that the defeasance contemplated by this provision of the Indenture of the debt securities of such series will not cause the debt securities of such series to be delisted; and

(vi) the Company has delivered to the Trustee an officers, certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the Indenture relating to the defeasance contemplated by this provision of the Indenture of the debt securities of such series have been complied with. Notwithstanding the foregoing, prior to the end of the 123-day (or one year) period referred to in clause (iv)(2)(z) of this paragraph, none of the Company’s obligations under the Indenture with respect to the debt securities of such series shall be discharged. Subsequent to the end of such 123-day (or one year) period, the Company’s obligations in Sections Sections 2.2 (Execution and Authorization), 2.3 (Amount Unlimited; Issuable in Series), 2.4 (Denomination and Date of Securities; Payments of Interest), 2.5 (Registrar and Paying Agent; Agents Generally), 2.6 (Paying Agent to Hold Money in Trust), 2.7 (Transfer and Exchange), 2.11 (Cancellation), 4.2 (Maintenance of Office or Agency), 7.7 (Compensation and Indemnity), 7.8 (Replacement of Trustee), 8.5 (Repayment by Company) and 8.6 (Reinstatement) of the Indenture with respect to the debt securities of such series shall survive until such debt securities are no longer outstanding. Once there are no longer any debt securities of a particular series outstanding, only the Company’s obligations in Sections 7.7 (Compensation and Indemnity), 8.5 (Repayment by Company) and 8.6 (Reinstatement) of the Indenture with respect to the debt securities of such series shall survive. If and when a ruling from the Internal Revenue Service or an opinion of counsel referred to in clause (iv)(1) of this paragraph is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Company’s obligations under Section 4.1 (Payment of Securities) of the Indenture, then the Company’s obligations under such Section 4.1 of the Indenture with respect to the debt securities of such series shall cease upon delivery to the Trustee of such ruling or opinion of counsel and compliance with the other conditions precedent provided for in this provision of the Indenture relating to the defeasance contemplated by this provision of the Indenture. (Section 8.2)

The Indenture provides that the Company may omit to comply with any term, provision or condition described under “—Certain Covenants,” and such omission shall be deemed not to be an Event of Default, with respect to the outstanding debt securities of any series if:

(i) the Company has irrevocably deposited in trust with the Trustee as trust funds solely for the benefit of the Holders of the debt securities of such series for payment of the principal of and interest, if any, on the debt securities of such series money or U.S. Government Obligations or a combination of money or U.S. Government Obligations in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification of such firm delivered to the Trustee) without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect of such funds payable by the Trustee, to pay and discharge the principal of and interest on the outstanding debt securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the Trustee), as the case may be;

(ii) such deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

(iii) no Default with respect to the debt securities of such series shall have occurred and be continuing on the date of such deposit;

(iv) the Company has delivered to the Trustee an opinion of counsel to the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940, as amended, (B) the Holders of the debt securities of such series have a valid first-priority security interest in the trust funds, (C) such Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (D) after the passage of 123 days following the deposit (except after one year following the deposit, with respect to any trust funds for the account of any Holder of the debt securities of such series who may be deemed to be an “insider” as to an obligor on the debt securities of such series for purposes of the United States Bankruptcy Code), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (1) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally) or (2) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, to the extent not paid to such Holders, the Trustee will hold, for the benefit of such Holders, a valid and perfected first priority security interest in such trust funds that is not avoidable in bankruptcy or otherwise (except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute), and the Holders of the debt securities of such series will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;

(v) if the debt securities of such series are then listed on a national securities exchange, the Company shall have delivered to the Trustee an opinion of counsel to the effect that the covenant defeasance contemplated by this provision of the Indenture of the debt securities of such series will not cause the debt securities of such series to be delisted; and

(vi) the Company has delivered to the Trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the Indenture relating to the covenant defeasance contemplated by this provision of the Indenture of the debt securities of such series have been complied with. (Section 8.3)

Modification of the Indenture

The Indenture provides that the Company and the Trustee may amend or supplement the Indenture or the debt securities of any series without notice to or the consent of any Holder:

(i) to cure any ambiguity, defect or inconsistency in the Indenture; provided, that such amendments or supplements shall not adversely affect the interests of the Holders in any material respect;

(ii) to comply with Article 5 (Successor Corporation) of the Indenture;

(iii) to comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;

(iv) to evidence and provide for the acceptance of appointment under the Indenture with respect to the debt securities of any or all series by a successor Trustee;

(v) to establish the form or forms or terms of debt securities of any series or of the coupons appertaining to such debt securities as permitted by the Indenture;

(vi) to provide for uncertificated debt securities and to make all appropriate changes for such purpose; or

(vii) to make any change that does not materially and adversely affect the rights of any Holder. (Section 9.1)

The Indenture also provides that, without prior notice to any Holders, the Company and the Trustee may amend the Indenture and the debt securities of any series outstanding under the Indenture with the written consent of the Holders of a majority in principal amount of the outstanding debt securities of all series affected by such supplemental indenture (all such series voting as one class). The Indenture also provides that the Holders of a majority in principal amount of the outstanding debt securities of all series affected by such supplemental indenture (all such series voting as one class) by written notice to the Trustee may waive future compliance by the Company with any provision of the Indenture or the debt securities of such series. Notwithstanding the foregoing provision, without the consent of each Holder of the debt securities of each series affected by such supplemental indenture, an amendment or waiver, including a waiver pursuant to Section 6.4 of the Indenture, may not:

(i) extend the stated maturity of the principal of, or any sinking fund obligation or any installment of interest on, such Holder’s debt security;

(ii) reduce the principal amount of such debt security or the rate of interest on such debt security (including any amount in respect of original issue discount), or any premium payable with respect to such debt security;

(iii) adversely affect the rights of such Holder under any mandatory repurchase provision or any right of repurchase at the option of such Holder;

(iv) reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity of such debt security pursuant to the Indenture or the amount of such debt security provable in bankruptcy;

(v) change any place of payment where, or the currency in which, any debt security of such series or any premium or the interest on such debt security is payable;

(vi) impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of such debt security (or, in the case of redemption, on or after the redemption date or, in the case of mandatory repurchase, the date of such repurchase);

(vii) reduce the percentage in principal amount of outstanding debt security of such series the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the Indenture or certain Defaults and their consequences provided for in the Indenture;

(viii) waive a Default in the payment of principal of or interest on, any debt security of such series;

(ix) cause any debt security of such series to be subordinated in right of payment to any obligation of the Company; or

(x) modify any of the provisions of this section of the Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding debt security of any series affected by such supplemental indenture.

A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of debt securities, or which modifies the rights of Holders of debt securities of such series with respect to such covenant or provision, shall be deemed not to affect the rights under the Indenture of the Holders of debt securities of any other series or of the coupons appertaining to such debt securities. It shall not be necessary for the consent of the Holders under this section of the Indenture to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance of such proposed amendment, supplement or waiver. After an amendment, supplement or waiver under this section of the Indenture becomes effective, the Company shall give to the Holders affected by such amendment, supplement or waiver a notice briefly describing such amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect in such notice, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver. (Section 9.2)

Governing Law

The Indenture and the debt securities and any related guarantees will be governed by the laws of the State of New York.

Concerning the Trustee

The Company and its subsidiaries maintain ordinary banking relationships with The Bank of New York Mellon Trust Company N.A. and its affiliates and a number of other banks. The Bank of New York Mellon Trust Company N.A. also serves as trustee with respect to certain other outstanding debt securities of the Company and its subsidiaries.

PLAN OF DISTRIBUTION

We may sell the debt securities:

•	through underwriters or dealers;

•	through agents; or

•	directly to purchasers.

The debt securities may be sold in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.

We will describe in a prospectus supplement the particular terms of any offering of the debt securities, including the following:

•	the names of any underwriters or agents;

•	the proceeds we will receive from the sale;

•	any discounts and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the applicable debt securities may be listed.

If we use underwriters in the sale, such underwriters will acquire the debt securities for their own account. The underwriters may resell the debt securities in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.

The debt securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the debt securities will be subject to certain conditions. The underwriters will be obligated to purchase all the debt securities of the series offered if any of the debt securities are purchased.

We may sell debt securities through agents or dealers designated by us. Any agent or dealer involved in the offer or sale of the debt securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent or dealer will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents will agree to use their reasonable efforts to solicit purchases for the period of their appointment and any dealer will purchase debt securities from us as principal and may resell those debt securities at varying prices to be determined by the dealer.

We also may sell debt securities directly. In this case, no underwriters or agents would be involved.

Underwriters, dealers and agents that participate in the distribution of the debt securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the debt securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We may enter into agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act or to contribute with respect to payments which the underwriters, dealers or agents may be required to make, and to reimburse them for certain expenses.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

In order to facilitate the offering of the debt securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or other securities the prices of which may be used to determine payments on the securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in such securities for their own account. In addition, to cover overallotments or to stabilize the price of the securities or of such other securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of such securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

We may solicit offers to purchase debt securities directly from, and we may sell debt securities directly to, institutional investors or others. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

Some or all of the debt securities may be new issues of securities with no established trading market. We cannot and will not give any assurances as to the liquidity of the trading market for any of our securities.

Members of the Financial Industry Regulatory Authority, Inc., or FINRA, may participate in distributions of the offered debt securities. In compliance with the guidelines of FINRA, as of the date of this prospectus, the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

The legality of the debt securities and any related guarantees by subsidiary guarantors and certain other matters will be passed upon for us by Sidley Austin LLP. Certain legal matters relating to any guarantees by the subsidiary guarantor organized under the laws of the State of Mississippi will be passed upon for us by Brunini, Grantham, Grower & Hewes, PLLC. Certain legal matters relating to the guarantees by the subsidiary guarantor organized under the laws of the State of Oklahoma will be passed upon for us by McAfee & Taft. Certain legal matters relating to the guarantees by the subsidiary guarantor organized under the laws of the State of Nebraska will be passed upon for us by Husch Blackwell LLP. Certain legal matters relating to the guarantees by the subsidiary guarantors organized under the laws of the States of North Carolina and Missouri will be passed upon for us by Bryan Cave LLP. The legality of the debt securities and any related guarantees and certain other matters for any underwriters, dealers or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Tyson Foods, Inc. as of October 1, 2011 and October 2, 2010 and for each of the years ended October 1, 2011 and October 2, 2010 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of October 1, 2011 incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended October 1, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The consolidated financial statements of Tyson Foods, Inc. for the year ended October 3, 2009 incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended October 1, 2011 have been so incorporated in reliance on the report of Ernst & Young LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses (other than underwriting compensation), all of which will be paid by us, to be incurred in connection with the registration and sale of the securities:

Securities and Exchange Commission registration fee	$	(*	)
Rating agency fees		1,457,500
Legal fees and expenses		208,000
Accounting fees and expenses		100,000
Trustee’s fees and expenses		13,000
Printing, distribution and engraving fees		40,000
Miscellaneous		10,000

Total		$1,828,500

(*)	Deferred in reliance upon Rule 456(b) and 457(r).

Item 15.	Indemnification of Directors and Officers

Registrants Incorporated Under the Delaware General Corporation Law

Tyson Foods, Inc. (“Tyson”), CBFA Management Corp., Cobb- Vantress, Inc., DFG Foods, Inc., Foodbrands America, Inc., Foodbrands Supply Chain Services, Inc., Global Employment Services, Inc., Madison Foods, Inc., National Comp Care Inc., New Canada Holdings, Inc., Oaklawn Capital Corporation, PBX, inc., Rural Energy Systems, Inc., The IBP Foods Co., The Pork Group, Inc., TyNet Corporation, Tyson Breeders, Inc., Tyson Chicken, Inc., Tyson Deli, Inc., Tyson Fresh Meats, Inc., Tyson Hog Markets, Inc., Tyson International Holdings Company, Tyson International Service Centers, Inc., Tyson International Service Center, Inc. Asia, Tyson International Service Center, Inc. Europe, Tyson Mexican Original, Inc., Tyson Pet Products, Inc., Tyson Poultry, Inc., Tyson Prepared Foods, Inc., Tyson Processing Services, Inc., Tyson Receivables Corporation, Tyson Refrigerated Processed Meats, Inc., Tyson Sales and Distribution, Inc., Tyson Service Center Corp., Tyson Shared Services, Inc., WBA Analytical Laboratories, Inc. and Zemco Industries, Inc., which we refer to collectively as the “Delaware Corporations,” are each a Delaware corporation. Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) enables a corporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty, except:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

•	for any transaction from which the director derived an improper personal benefit.

In accordance with Section 102(b)(7) of the DGCL, the certificate of incorporation of each of the Delaware Corporations (other than DFG Foods, Inc., Madison Foods, Inc., The IBP Foods Co., PBX, Inc., Rural Energy Systems, Inc., Tyson Breeders, Inc., Tyson Fresh Meats, Inc., Tyson International Service Center, Inc. Asia, Tyson Processing Services, Inc. and WBA Analaytical Laboratories, Inc.) includes a provision eliminating, to the fullest extent permitted by the DGCL, the liability of each corporation’s directors to such corporation or its stockholders for monetary damages for breach of fiduciary as director. The certificate of incorporation of each of PBX, inc. and Rural Energy Systems, Inc. includes a provision fully protecting the corporation’s directors in the performance of such directors’ duties to the extent such directors relay in good faith upon records of the corporation or upon the reports made to the corporation by its officers or an independent certified public accountant.

Section 145(a) of the DGCL empowers a corporation to indemnify any present or former director, officer, employee or agent of the corporation, or any individual serving at the corporation’s request as a director, officer, employee or agent of another organization, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director, officer, employee or agent had no reasonable cause to believe his or her conduct was unlawful.

The DGCL provides that the indemnification described above shall not be deemed exclusive of any other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors’ vote, stockholders’ vote, agreement or otherwise. The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

In accordance with Section 145(a) of the DGCL, the by-laws of each Delaware Corporation provide that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving as a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the DGCL against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Expenses incurred by a director or officer in defending such an action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay any amount if it is ultimately determined that such director or officer is not entitled to indemnification by the corporation as authorized by the relevant sections of the DGCL.

Pursuant to the by-laws of each Delaware Corporation, each Delaware Corporation may maintain a directors’ and officers’ insurance policy which insures the directors or officers of such corporation and those serving at the request of such corporation as a director, officer, employee or agent of another enterprise, against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to Delaware law. Tyson currently has a policy providing directors and officers liability insurance in certain circumstances.

In addition, Tyson has entered into separate indemnification agreements with certain of its current and former directors and executive officers. The indemnification agreements provide generally that Tyson will indemnify and advance expenses to the fullest extent permitted by applicable law. Each director and executive officer party to an indemnification agreement is entitled to be indemnified against all expenses, judgments, penalties and amounts paid in settlement actually and reasonably incurred.

Registrants Formed Under the Delaware Limited Liability Company Act

IBP Foodservice, L.L.C. and Tyson of Wisconsin, LLC, which we refer to collectively as the “Delaware LLCs,” are each a limited liability company formed under the laws of the state of Delaware. Section 18-108 of the Delaware Limited Liability Company Act (the “DLLCA”) provides that, subject to any standards and restrictions, if any, set forth in a company’s limited liability company agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Each Delaware LLC has an operating agreement which provides that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving as a director, manager or officer of the company or is or was serving at the request of the company as a director, manager or officer of another company, or as its representative in a joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the DLLCA against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Expenses incurred by a director, manager or officer in defending such an action, suit or proceeding shall be paid by the company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay any amount if it is ultimately determined that such director, manager or officer is not entitled to indemnification by the company as authorized by the relevant sections of the DLLCA.

Registrants Incorporated Under Illinois Law

The Bruss Company (“Bruss”) is a corporation formed under Illinois law.

Under Section 8.75 of the Illinois Business Corporations Act of 1983 (the “ILBCA”), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation. Section 8.75(f) of the ILBCA further provides that the indemnification and advancement of expenses provided by or granted under Section 8.75 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

In accordance with the ILBCA, the by-laws of Bruss provide that every person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Bruss) by reason of the fact that such person is or was a director, officer, employee or agent of the Bruss, or is or was serving at the request of Bruss as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and mounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of Bruss, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Expenses incurred by a director or officer in defending such an action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay any amount if it is ultimately determined that such director or officer is not entitled to indemnification by the corporation as authorized by the relevant sections of the by-laws of Bruss.

The articles of incorporation of Bruss include a provision eliminating the liability of its directors to Bruss and its stockholders for monetary damages for breach of fiduciary duty as director, except:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	pursuant to Section 8.65 of the ILBCA; or

•	for any transaction from which the director derived an improper personal benefit.

Pursuant to the by-laws of Bruss, Bruss may maintain a directors’ and officers’ insurance policy which insures the directors or officers of Bruss and those serving at the request of Bruss as a director, officer, employee or agent of another enterprise, against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to of Article IV of the by-laws of Bruss.

Registrants Incorporated Under Mississippi Law

Central Industries, Inc. (“Central Industries”), is a corporation formed under Mississippi law.

The Mississippi Business Corporation Act (“MSBCA”) empowers a corporation to indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if (i) he conducted himself in good faith; (ii) he reasonably believed, in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation, and in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may also indemnify an individual who engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation as authorized by Section 79-4-2.02(b)(5) of the MSBCA. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the relevant standard of conduct. Unless ordered by a court under Section 79-4-8.54(a)(3) of the MSBCA, a corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under the MSBCA; or (ii) in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity.

A corporation may not indemnify a director as described above unless authorized for a specific proceeding after a determination has been made that indemnification is permissible because the director has met the relevant standard of conduct. Such determination shall be made: (i) if there are two or more disinterested directors, by a majority vote of all of the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; (ii) by special legal counsel selected in the manner prescribed in (i) or, if there are fewer than two disinterested directors, selected by the board of directors (in which selection directors who are not disinterested directors may participate); or (iii) by the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination. Authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible, except that if there are fewer than two disinterested directors, or if the determination is made by special legal counsel, authorization for indemnification shall be made by the board of directors, in which vote directors who do not qualify as disinterested directors may participate.

The MSBCA further provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Also, a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he is a director, provided that the director delivers to the corporation: (1) a written affirmation of his good faith belief that he has met the relevant standard of conduct described in the MSBCA or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by the MSBCA; and (2) his written undertaking to repay any funds advanced if he is not entitled to mandatory indemnification under the MSBCA and it is ultimately determined under the MSBCA that he has not met the relevant standard of conduct described in the MSBCA. The undertaking required must be an unlimited general obligation of the director. It need not be secured and may be accepted without reference to the financial ability of the director to make repayment. A corporation may not advance expenses as described above unless authorized (i) if there are two or more disinterested directors, by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; (ii) if there are fewer than two disinterested directors, by the vote necessary for action by the board of directors in accordance with the MSBCA, in which authorization directors who do not qualify as disinterested directors may participate; or (iii) by the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the authorization.

A corporation may also indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer to the same extent as for a director.

The certificate of incorporation of Central Industries includes a provision eliminating, to the fullest extent permitted by the MSBCA, the liability of its directors to the corporation and its stockholders for monetary damages for breach of fiduciary duty as director.

In accordance with the MSBCA, the by-laws of Central Industries provide that every person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director or officer of Central Industries, or was serving at the request of Central Industries as a director or officer of another corporation, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under and pursuant to any procedure specified in the MSBCA, against all expenses, liabilities, and losses (including attorneys’ fees, judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such action, suit or proceeding.

Pursuant to the by-laws of Central Industries, Central Industries may maintain a directors’ and officers’ insurance policy which insures the directors or officers of Central Industries and those serving at the request of Central Industries as a director, officer, employee or agent of another enterprise, against liability asserted against such persons in such capacity whether or not business entity shall have the power to indemnify such directors or officers.

Registrants Incorporated Under Missouri Law

IBP Redevelopment Corporation is a corporation formed under Missouri law.

Missouri Revised Statutes (“RSMO”) Section 351.355 (2011) provides a corporation created under the laws of Missouri may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Notwithstanding the foregoing, in the case of an action or suit by or in the right of the corporation, no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses which the court shall deem proper.

The certificate of incorporation of IBP Redevelopment Corporation contains no provision relating to the indemnification of officers or directors.

In accordance with the RSMO, the by-laws of the IBP Redevelopment Corporation provide that every person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the IBP Redevelopment Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the IBP Redevelopment Corporation, or is or was serving at the request of IBP Redevelopment Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and mounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of IBP Redevelopment Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Expenses incurred by a director or officer in defending such an action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay any amount if it is ultimately determined that such director or officer is not entitled to indemnification by the corporation as authorized by the relevant sections of the by-laws of IBP Redevelopment Corporation.

Registrants Incorporated Under Nebraska Law

Hudson Midwest Foods, Inc. is a corporation formed under Nebraska law.

Under the Nebraska Business Corporation Act, a Nebraska corporation may provide indemnification to directors and officers for judgments, fines, settlements and reasonable expenses, including attorney’s fees, incurred in connection with any threatened, pending or completed action, suit or proceeding other than an action by or in the right of the corporation. This applies to any civil, criminal, investigative or administrative action provided that the director or officer involved acted in good faith, in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The corporation may also provide indemnification to directors and officers for judgments, fines, settlements and reasonable expenses, including attorney’s fees, incurred in connection with any threatened, pending or completed action or suit by or in the right of the corporation if such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, no indemnification shall be made in respect of any claim, issue or matter in which such person is adjudged to be liable for negligence or misconduct in the performance of his duties to the corporation unless the court in which the action is brought deems indemnity proper. The grant of indemnification to a director or officer shall be determined by a majority of a quorum of disinterested directors, by a written opinion from independent legal counsel or by the shareholders. Indemnification shall be provided to any directors and officers for expenses, including attorney’s fees, actually and reasonably incurred in the defense of any action, suit or proceeding to the extent that he or she has been successful on the merits.

The articles of incorporation of Hudson Midwest Foods, Inc. include a provision eliminating the liability of its directors to Hudson Midwest Foods, Inc. and its stockholders for breach of fiduciary duty as director, except:

•	for the amount of a financial benefit received by a director to which he or she is not entitled;

•	for an intentional infliction of harm on the corporation or the stockholders;

•	for a violation of Section 3-21-2096 of the Nebraska Business Corporation Act; or

•	for an intentional violation of criminal law.

The articles of incorporation of the Hudson Midwest Foods, Inc. provide that every person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Hudson Midwest Foods, Inc.) by reason of the fact that such person is or was a director, officer, employee or agent of the Hudson Midwest Foods, Inc., or is or was serving at the request of Hudson Midwest Foods, Inc. as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (Including attorneys’ fees), judgments, fines and mounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. Any such indemnification shall be made by Hudson Midwest Foods, Inc. only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Nebraska Business Corporation Act. Expenses incurred by a director or officer in defending such an action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay any amount if it is ultimately determined that such director or officer is not entitled to indemnification by the corporation as authorized by the relevant sections of the by-laws of Hudson Midwest Foods, Inc.

The by-laws of Hudson Midwest Foods, Inc. contain no provision relating to the indemnification of officers or directors.

Registrants Incorporated Under New York Law

Wilton Foods, Inc. is a corporation formed under New York law.

Section 722(a) of the New York Business Corporation Law (“NYBCL”) provides that a corporation may indemnify any officer or director, made or threatened to be made, a party to an action or proceeding, other than one by or in the right of the corporation, including an action by or in the right of any other corporation or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, because he was a director or officer of the corporation, or served such other corporation or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, had no reasonable cause to believe that his conduct was unlawful.

Section 722(c) of the NYBCL provides that a corporation may indemnify any officer or director made, or threatened to be made, a party to an action by or in the right of the corporation by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for another corporation or other enterprise, not opposed to, the best interests of the corporation. The corporation may not, however, indemnify any officer or director pursuant to Section 722(c) in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action was brought, any court of competent jurisdiction, determines upon application, that the person is fairly and reasonably entitled to indemnity for such portion of the settlement and expenses as the court deems proper.

Section 723 of the NYBCL provides that an officer or director who has been successful, on the merits or otherwise, in the defense of a civil or criminal action of the character set forth in Section 722 is entitled to indemnification as permitted in such section. Section 724 of the NYBCL permits a court to award the indemnification required by Section 722.

The certificate of incorporation of Tyson Farms, Inc. contains no provision relating to the indemnification of officers or directors.

The by-laws of Wilton Foods, Inc. provides that any person made a party to any action, suit or proceeding, by reason of the fact that he, his/her testator or intestate representative is or was a director, officer or employee of the corporation, or of any corporation in which he served as such at the request of Wilton Foods, Inc. shall be indemnified by Wilton Foods, Inc. against the reasonable expenses, including attorney’s fees, actually and necessary incurred in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it is adjudged that such action, suit or proceeding, or in connection with any appeal therein that such officer, director or employee is liable for negligence or misconduct in the performance of his or her duties.

Registrants Formed Under North Carolina Law

Tyson Farms, Inc. is a corporation formed under North Carolina law.

Section 55-8-51 of the North Carolina Business Corporation Act (“NCBCA”) provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (ii) in connection with any proceeding charging improper benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

Section 55-8-57 of the NCBCA permits a corporation, in its articles of incorporation or by-laws or by contract or resolution, to indemnify, or agree to indemnify, its directors, officers, employees or agents against liability and expenses (including attorneys’ fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was made a party because he was or is a director or officer of the corporation against reasonable expenses actually incurred by the director or officer in connection with the proceeding. Section 55-8-57 of the NCBCA authorizes a corporation to purchase and maintain insurance on behalf of an individual who was or is a director, officer, employee or agent of the corporation against certain liabilities incurred by such a person, whether or not the corporation is otherwise authorized by the NCBCA to indemnify that person.

The certificate of incorporation of Tyson Farms, Inc. contains no provision relating to the indemnification of officers or directors.

The by-laws of Tyson Farms, Inc. provides that Tyson Farms, Inc. shall indemnify any and all persons whom the company has the power to indemnify under the applicable sections of the NCBCA from an against any and all of the expenses, liabilities or other matters referred to in or covered by the NCBCA.

Carolina Brand Foods, LLC is a limited liability company formed under North Carolina law.

Section 57C-3-32 of the North Carolina Limited Liability Company Act provides that the articles of organization or a written operating agreement may eliminate or limit the personal liability of a manager, director, or executive for monetary damages for breach of any duty as manager, director, or executive and provides for indemnification of a manager, member, director, or executive for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which the member, manager, director, or executive is a party because the person is or was a manager, member, director, or executive.

No provision permitted under this section shall limit, eliminate, or indemnify against the liability of a manager, director, or executive for: (i) acts or omissions that the manager, director, or executive knew at the time of the acts or omissions were clearly in conflict with the interests of the limited liability company, (ii) any transaction from which the manager, director, or executive derived an improper personal benefit, or (iii) acts or omissions occurring prior to the date the provision became effective, except that indemnification may be provided if approved by all the members.

The articles of organization of Carolina Brands Foods, LLC contains no provision relating to the indemnification of officers or directors.

The operating agreement of Carolina Brands Foods, LLC provides that the company shall indemnify the officer, member, agent or employee of the company against judgments, settlements, penalties, fines or expenses, including attorney’s fees, incurred by such person in connection therewith, so long as such person’s action or failure act does not constitute willful misconduct, recklessness, a breach of loyalty, lack of good faith, intentional misconduct, knowing violation of law, or a transaction from which such person derived an improper personal benefit.

Registrants Formed Under Oklahoma Law

DFG Foods, L.L.C. is a limited liability company formed under Oklahoma law.

Section 2003 of the Oklahoma Limited Liability Company Act provides that a limited liability company may indemnify and hold harmless any member, agent, or employee from and against any and all claims and demands whatsoever, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in the articles of organization or operating agreement. Section 2017 of the Oklahoma Limited Liability Company Act provides that the articles of organization or operating agreement of an Oklahoma limited liability company may (i) eliminate or limit the personal liability of a member or manager for monetary damages for breach of any duty of good faith, care and loyalty, and (ii) provide for indemnification of a member or manager for judgments, settlements, penalties, fines or expenses incurred in any proceeding because the person is or was a member or manager; provided, no provision shall limit or eliminate the liability of a manager for (a) any breach of the manager’s duty of loyalty to the limited liability company or its members, (b) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, or (c) any transaction for which the manager derived an improper personal benefit.

The articles of organization of DFG Foods, L.L.C. contain no provision relating to the indemnification of officers or directors.

The operating agreement of DFG Foods, L.L.C. provides that DFG Foods, L.L.C. will indemnify the officer, member, agent or employee of the DFG Foods, L.L.C. against judgments, settlements, penalties, fines or expenses, including attorney’s fees, incurred by him in connection therewith, so long as such person’s action or failure to act does not constitute willful misconduct, recklessness, a breach of loyalty, lack of good faith, intentional misconduct, knowing violation of law, or a transaction from which he derived an improper personal benefit.

Registrants Incorporated Under Texas Law

Texas Transfer, Inc. is a corporation formed under Texas law.

Section 8.051 of the Texas Business Organizations Code, or the “TBOC,” provides that a corporation shall indemnify a governing person, former governing person, or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was a governing person or delegate if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding. Section 8.105(b) provides that a corporation shall indemnify an officer to the same extent that indemnification is required by that chapter for a governing person.

Section 8.052 of the TBOC provides that, upon application of a governing person, former governing person, or delegate and after notice is provided as required by the court, a court may order a corporation to indemnify the person to the extent the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. This section applies without regard to whether the governing person, former governing person, or delegate applying to the court satisfies the requirements of Section 8.101 (described below) or has been found liable (1) to the corporation or (2) because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person’s official capacity. The indemnification ordered by the court under this section is limited to reasonable expenses if the governing person, former governing person, or delegate is found liable (1) to the corporation; or (2) because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person’s official capacity.

Section 8.101(a) of the TBOC provides that a corporation may indemnify a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding if it is determined that (1) the person (a) acted in good faith, (b) reasonably believed in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interest and, in any other case, that the person’s conduct was not opposed to the enterprise’s best interest, and (c) in the case of a criminal proceeding, did not have reasonable cause to believe the person’s conduct was unlawful; (2) with respect to expenses, the amount of expenses other than a judgment is reasonable; and (3) indemnification should be paid. A person does not fail to meet the standard under Subsection (1)(a) solely because of the termination of a proceeding by (i) judgment, (ii) order, (iii) settlement, (iv) conviction, or (v) a plea of nolo contendere or its equivalent. Section 8.101(b) applies to actions taken or omitted by a governing person or delegate with respect to an employee benefit plan in the performance of the person’s duties. Section 8.101(b) provides that if the action taken or omitted is for a purpose reasonably believed by the person to be in the interest of the participants and beneficiaries of the plan, then that purpose is not opposed to the best interests of the corporation. Similarly, Section 8.101(c) applies to actions taken or omitted by a delegate to another enterprise. That section provides that if the action taken or omitted is for a purpose reasonably believed by the delegate to be in the interest of the other enterprise or its owners or members, that purpose is not opposed to the best interests of the corporation.

Section 8.102 of the TBOC provides that indemnification of a person found liable to the corporation or found liable on the basis that a personal benefit was improperly received by him or her (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding, (2) does not include a judgment, a penalty, a fine, and an excise or similar tax, including an excise tax assessed against the person with respect to an employee benefit plan, and (3) may not be made if the person is found liable for (a) willful or intentional misconduct in the performance of the person’s duty to the enterprise, (b) breach of the person’s duty of loyalty owed to the enterprise, or (c) an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise.

The certificate of incorporation of Texas Transfer, Inc. contains no provision relating to the indemnification of officers or directors.

The by-laws of Texas Transfer, Inc. provide that Texas Transfer, Inc. may indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director of the corporation only if it is determined in accordance with the provisions of the by-laws that such person (a) acted in good faith, (b) reasonably believed in the case of conduct in the person’s official capacity, that the person’s conduct was in the corporation’s best interest and, in any other case, that the person’s conduct was not opposed to the corporation’s best interest, and (c) in the case of a criminal proceeding, did not have reasonable cause to believe the person’s conduct was unlawful. Reasonable expenses incurred by a director or officer in defending such an action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon (1) receipt of a written affirmation by the director or officer of such person’s good faith belief that such person has met the standard of conduct necessary for indemnification under the relevant sections of the by-laws of Texas Transfer, Inc., and a written undertaking by or on behalf of such person to repay any amount if it is ultimately determined that such director or officer is not entitled to indemnification by the corporation as authorized by the relevant sections of the by-laws of Texas Transfer, Inc.; and (2) a determination that the facts then known to those making the determination would not preclude indemnification under the relevant sections of the by-laws of Texas Transfer, Inc.

Item 16.	Exhibits

Reference is hereby made to the attached Exhibit Index, which is incorporated herein by reference.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrant under the Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Act, each filing of the registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant, pursuant to the provisions described under Item 15 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springdale, State of Arkansas, on June 6, 2012.

TYSON FOODS, INC.

By:	/s/ Dennis Leatherby
Name: Dennis Leatherby
Title: Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints Dennis Leatherby, R. Read Hudson and Nathan A. Hodne, or any one or more of them, as such person’s true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement, with exhibits thereto and any and all other documents filed in connection with such filings, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Donnie Smith Donnie Smith	President and Chief Executive Officer (Principal Executive Officer)	June 6, 2012

/s/ Dennis Leatherby Dennis Leatherby	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 6, 2012

/s/ Craig J. Hart Craig J. Hart	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	June 6, 2012

/s/ John Tyson John Tyson	Chairman of the Board of Directors	June 6, 2012

/s/ Kathleen M. Bader Kathleen M. Bader	Director	June 6, 2012

/s/ Gaurdie E. Banister Jr. Gaurdie E. Banister Jr.	Director	June 6, 2012

/s/ Jim Kever Jim Kever	Director	June 6, 2012

/s/ Kevin M. McNamara Kevin M. McNamara	Director	June 6, 2012

/s/ Brad T. Sauer Brad T. Sauer	Director	June 6, 2012

/s/ Robert C. Thurber Robert C. Thurber	Director	June 6, 2012

/s/ Barbara A. Tyson Barbara A. Tyson	Director	June 6, 2012

/s/ Albert C. Zapanta Albert C. Zapanta	Director	June 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springdale, State of Arkansas, on June 6, 2012.

CAROLINA BRAND FOODS, LLC

By:	/s/ Dennis Leatherby
Name: Dennis Leatherby
Title: Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints Dennis Leatherby, R. Read Hudson and Nathan A. Hodne, or any one or more of them, as such person’s true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement, with exhibits thereto and any and all other documents filed in connection with such filings, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Donnie Smith Donnie Smith	President and Chief Executive Officer (Principal Executive Officer)	June 6, 2012

/s/ Dennis Leatherby Dennis Leatherby	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 6, 2012

/s/ Craig J. Hart Craig J. Hart	Senior Vice President and Controller (Principal Accounting Officer)	June 6, 2012

TYSON REFRIGERATED PROCESSED MEATS, INC., as Sole Member

/s/ Dennis Leatherby Name: Dennis Leatherby Title: Executive Vice President and Chief Financial Officer		June 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springdale, State of Arkansas, on June 6, 2012.

DFG FOODS, L.L.C.

By:	/s/ Dennis Leatherby
Name: Dennis Leatherby
Title: Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints Dennis Leatherby, R. Read Hudson and Nathan A. Hodne, or any one or more of them, as such person’s true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement, with exhibits thereto and any and all other documents filed in connection with such filings, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Donnie Smith Donnie Smith	President and Chief Executive Officer (Principal Executive Officer)	June 6, 2012

/s/ Dennis Leatherby Dennis Leatherby	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 6, 2012

/s/ Craig J. Hart Craig J. Hart	Senior Vice President and Controller (Principal Accounting Officer)	June 6, 2012

DFG FOODS, INC., as Member

/s/ Dennis Leatherby Name: Dennis Leatherby Title: Executive Vice President and Chief Financial Officer		June 6, 2012

TYSON PREPARED FOODS, INC., as Member

/s/ Dennis Leatherby Name: Dennis Leatherby Title: Executive Vice President and Chief Financial Officer	June 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springdale, State of Arkansas, on June 6, 2012.

IBP FOODSERVICE, L.L.C.

By:	/s/ Dennis Leatherby
Name: Dennis Leatherby
Title: Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints Dennis Leatherby, R. Read Hudson and Nathan A. Hodne, or any one or more of them, as such person’s true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement, with exhibits thereto and any and all other documents filed in connection with such filings, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Donnie Smith Donnie Smith	President and Chief Executive Officer (Principal Executive Officer)	June 6, 2012

/s/ Dennis Leatherby Dennis Leatherby	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 6, 2012

/s/ Craig J. Hart Craig J. Hart	Senior Vice President and Controller (Principal Accounting Officer)	June 6, 2012

TYSON FRESH MEATS, INC., as Member

/s/ Dennis Leatherby Name: Dennis Leatherby Title: Executive Vice President and Chief Financial Officer		June 6, 2012

IBP CARRIBBEAN, INC., as Member

/s/ Dennis Leatherby Name: Dennis Leatherby Title: Executive Vice President and Chief Financial Officer	June 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springdale, State of Arkansas, on June 6, 2012.

IBP REDEVELOPMENT CORPORATION

By:	/s/ Dennis Leatherby
Name: Dennis Leatherby
Title: Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints Dennis Leatherby, R. Read Hudson and Nathan A. Hodne, or any one or more of them, as such person’s true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement, with exhibits thereto and any and all other documents filed in connection with such filings, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Donnie Smith Donnie Smith	President and Chief Executive Officer (Principal Executive Officer)	June 6, 2012

/s/ Dennis Leatherby Dennis Leatherby	Executive Vice President and Chief Financial Officer and Director (Principal Financial Officer)	June 6, 2012

/s/ Craig J. Hart Craig J. Hart	Senior Vice President and Controller (Principal Accounting Officer)	June 6, 2012

/s/ Jeffrey Benna Jeffrey Benna	Director	June 6, 2012

/s/ David L. Van Bebber David L. Van Bebber	Director	June 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springdale, State of Arkansas, on June 6, 2012.

OAKLAWN CAPITAL CORPORATION

By:	/s/ Matt Ellis
Name: Matt Ellis
Title: President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints Dennis Leatherby, R. Read Hudson and Nathan A. Hodne, or any one or more of them, as such person’s true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement, with exhibits thereto and any and all other documents filed in connection with such filings, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Matt Ellis Matt Ellis	President and Director (Principal Executive Officer)	June 6, 2012

/s/ Adam Kees Adam Kees	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 6, 2012

/s/ R. Read Hudson R. Read Hudson	Director	June 6, 2012

/s/ David L. Van Bebber David L. Van Bebber	Director	June 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springdale, State of Arkansas, on June 6, 2012.

TYSON OF WISCONSIN, LLC

By:	/s/ Dennis Leatherby
Name: Dennis Leatherby
Title: Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints Dennis Leatherby, R. Read Hudson and Nathan A. Hodne, or any one or more of them, as such person’s true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement, with exhibits thereto and any and all other documents filed in connection with such filings, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Donnie Smith Donnie Smith	President and Chief Executive Officer (Principal Executive Officer)	June 6, 2012

/s/ Dennis Leatherby Dennis Leatherby	Executive Vice President, Chief Financial Officer and Manager (Principal Financial Officer)	June 6, 2012

/s/ Craig J. Hart Craig J. Hart	Senior Vice President and Controller (Principal Accounting Officer)	June 6, 2012

/s/ David L. Van Bebber David L. Van Bebber	Manager	June 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springdale, State of Arkansas, on June 6, 2012.

COBB-VANTRESS, INC.

By:	/s/ Donnie Smith
Name: Donnie Smith
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints Dennis Leatherby, R. Read Hudson and Nathan A. Hodne, or any one or more of them, as such person’s true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement, with exhibits thereto and any and all other documents filed in connection with such filings, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Donnie Smith Donnie Smith	Chief Executive Officer (Principal Executive Officer)	June 6, 2012

/s/ Matthew Ellis Matthew Ellis	Chief Financial Officer (Principal Financial Officer)	June 6, 2012

/s/ Craig J. Hart Craig J. Hart	Senior Vice President and Controller (Principal Accounting Officer)	June 6, 2012

/s/ David L. Van Bebber David L. Van Bebber	Director	June 6, 2012

/s/ Dennis Leatherby Dennis Leatherby	Director	June 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springdale, State of Arkansas, on June 6, 2012.

CBFA MANAGEMENT CORP.

CENTRAL INDUSTRIES, INC.

DFG FOODS, INC.

FOODBRANDS AMERICA, INC.

FOODBRANDS SUPPLY CHAIN SERVICES, INC.

GLOBAL EMPLOYMENT SERVICES, INC.

HUDSON MIDWEST FOODS, INC.

MADISON FOODS, INC.

NATIONAL COMP CARE INC.

NEW CANADA HOLDINGS, INC.

PBX, INC.

RURAL ENERGY SYSTEMS, INC.

TEXAS TRANSFER, INC.

THE BRUSS COMPANY

THE IBP FOODS CO.

THE PORK GROUP, INC.

TYNET CORPORATION

TYSON BREEDERS, INC.

TYSON CHICKEN, INC.

TYSON DELI, INC.

TYSON FARMS, INC.

TYSON FRESH MEATS, INC.

TYSON HOG MARKETS, INC.

TYSON INTERNATIONAL HOLDING COMPANY

TYSON INTERNATIONAL SERVICE CENTER, INC.

TYSON INTERNATIONAL SERVICE CENTER, INC. ASIA

TYSON INTERNATIONAL SERVICE CENTER, INC. EUROPE

TYSON MEXICAN ORIGINAL, INC.

TYSON PET PRODUCTS, INC.

TYSON POULTRY, INC.

TYSON PREPARED FOODS, INC.

TYSON PROCESSING SERVICES, INC.

TYSON RECEIVABLES CORPORATION

TYSON REFRIGERATED PROCESSED MEATS, INC.

TYSON SALES AND DISTRIBUTION, INC.

TYSON SERVICE CENTER CORP.

TYSON SHARED SERVICES, INC.

WBA ANALYTICAL LABORATORIES, INC.

WILTON FOODS, INC.

ZEMCO INDUSTRIES, INC.

By:	/s/ Dennis Leatherby
Name:	Dennis Leatherby
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints Dennis Leatherby, R. Read Hudson and Nathan A. Hodne, or any one or more of them, as such person’s true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement, with exhibits thereto and any and all other documents filed in connection with such filings, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Donnie Smith Donnie Smith	President and Chief Executive Officer (Principal Executive Officer)	June 6, 2012

/s/ Dennis Leatherby Dennis Leatherby	Executive Vice President and Chief Financial Officer and Director (Principal Financial Officer)	June 6, 2012

/s/ Craig J. Hart Craig J. Hart	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	June 6, 2012

/s/ David L. Van Bebber David L. Van Bebber	Director	June 6, 2012

EXHIBIT INDEX

1.1*	Form of Underwriting Agreement

4.1	Indenture, dated as of June 1, 1995, between the Company and The Bank of New York Mellon Trust Company N.A. (as successor to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank, N.A.)) (incorporated herein by reference to Exhibit 4 to the Company’s Registration Statement on Form S-3 (No. 333-42525) filed with the SEC on December 18, 1997)

4.2	Supplemental Indenture, dated as of September 18, 2006, among the Company, Tyson Fresh Meats, Inc. and The Bank of New York Mellon Trust Company N.A. (as successor to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank, N.A.)) (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 19, 2006)

4.3	Supplemental Indenture, dated as of September 15, 2008, between the Company and The Bank of New York Mellon Trust Company N.A. (as successor to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank, N.A.)) (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 15, 2008)

4.4*	Form of Debt Security

5.1	Opinion of Sidley Austin LLP

5.2	Opinion of Brunini, Grantham, Grower & Hewes, PLLC

5.3	Opinion of McAfee & Taft

5.4	Opinion of Husch Blackwell LLP

5.5	Opinion of Bryan Cave LLP

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges (incorporated herein by reference to Exhibit 12.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012)

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Ernst & Young LLP

23.3	Consent of Sidley Austin LLP (included in Exhibit 5.1)

23.4	Consent of Brunini, Grantham, Grower & Hewes, PLLC (included in Exhibit 5.2)

23.5	Consent of McAfee & Taft (included in Exhibit 5.3)

23.6	Consent of Husch Blackwell LLP (included in Exhibit 5.4)

23.7	Consent of Bryan Cave LLP (included in Exhibit 5.5)

24.1	Power of Attorney (set forth on the signature pages hereof)

25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee on Form T-1

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K to be filed by the registrant in connection with a specific offering, and incorporated herein by reference.